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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                  ------------



                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)     November 19, 2002


                         Fleet Credit Card Funding Trust
             (Exact name of registrant as specified in its charter)

                                on behalf of the
                        ---------------------------------
                        Fleet Credit Card Master Trust II

         United States                             333-73728-01 and                         23-3101310
                                                     333-73728-02
(State or Other Jurisdiction of                (Commission File Number)            (IRS Employer Identification
        Incorporation)                                                                       Number)


           300 North Wakefield Drive
              Suite: DE EH 60002 P
                Newark, Delaware                                                              19702
    (Address of Principal Executive Office)                                                 (Zip Code)

Registrant's telephone number, including area code (302) 266-5004

                                       N/A
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)
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INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.           Not Applicable.

Item 2.           Not Applicable.

Item 3.           Not Applicable.

Item 4.           Not Applicable.

Item 5. On November 15, 2002, the Registrant made available to prospective investors a series term sheet setting forth a description of the collateral pool and the proposed structure of $637,500,000 aggregate principal amount of Class A __%

                  Asset-Backed Certificates, Series 2002-C and $45,000,000 aggregate principal amount of Class B Floating Rate Asset-Backed Certificates, Series 2002-C of the Fleet Credit Card Master Trust II. The series term sheet is attached hereto as Exhibit 99.01.

Item 6.           Not Applicable.

Item 7.           Financial Statements, Pro Forma Financial Information and
                  Exhibits.

                  Exhibits

The following is filed as an Exhibit to this Report under Exhibit 99.01.

         Exhibit 99.01 Series Term Sheet dated November 15, 2002, with respect to the proposed issuance of the Class A __% Asset-Backed Certificates and Class B Floating Rate Asset-Backed Certificates of the Fleet Credit Card Master Trust II, Series 2002-C.

Item 8.           Not Applicable.

Item 9.           Not Applicable.
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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        FLEET CREDIT CARD FUNDING TRUST
                                          On behalf of the Fleet Credit Card
                                          Master Trust II

                                        By:    /s/ Jeffrey A. Lipson
                                        Name:  Jeffrey A. Lipson
                                        Title: Vice President
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                                  EXHIBIT INDEX


Exhibit                    Description
-------                    -----------

Exhibit 99.01 Series Term Sheet dated November 15, 2002, with respect to the proposed issuance of the Class A __% Asset-Backed Certificates and Class B Floating Rate Asset-Backed Certificates of the Fleet Credit Card Master Trust II, Series 2002-C.